Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Orchid Island Capital, Inc.

Vero Beach, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-257201) and Form S-3 (333-269339) of Orchid Island Capital, Inc. of our reports dated March 3, 2023, relating to the financial statements, and the effectiveness of Orchid Island Capital, Inc.’s internal control over financial reporting which appear in this Annual Report on Form 10-K.

West Palm Beach, Florida	/s/ BDO USA, LLP
March 3, 2023	Certified Public Accountants